Exhibit 23.6







                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Equitex, Inc. on Form S-3 of our report on Chex Servics, Inc., for the year ended December 31, 2000, dated April 30, 2001, appearing in Form 8-K/A of Equitex, Inc., filed on March 6, 2002. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ SILVERMAN OLSON THORVILSON & KAUFMANN LTD
Silverman Olson Thorvilson & Kaufmann LTD
Minneapolis, Minnesota
December 5, 2002